UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2009

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA		20171
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 10, 2009, Deltek appointed Michael Corkery as Executive Vice President, Chief Financial Officer and Treasurer of Deltek, commencing January 5, 2010.

From 2007 to December 2009, Mr. Corkery, age 47, has served as Executive Vice President and Chief Financial Officer and from February 2009 to December 2009 also as Acting Chief Executive Officer for ICO Global Communications (Holdings) Limited, a global satellite communications company. From 2006 to 2007, Mr. Corkery served as Chief Financial Officer of Current Group, LLC, a company providing innovative smart grid solutions to utility companies worldwide. From 2002 to 2005, Mr. Corkery served as Vice President, Operations Finance at Nextel Communications. Mr. Corkery received his B.B.A. from St. Bonaventure University in 1984 and qualified as a Certified Public Accountant in the State of New York.

Mr. Corkery’s employment agreement provides for an annual base salary of $350,000 and a target annual bonus of $185,000. The performance-based bonuses are to be paid quarterly based on the satisfaction of agreed-upon targets. The minimum quarterly bonus for the first two quarters after Mr. Corkery’s start date is guaranteed to be 100% of his target payout. In connection with the commencement of his employment with us, Mr. Corkery will receive 60,000 shares of restricted Deltek common stock and will also be entitled to participate in Deltek’s standard benefit plans and programs for employees. Mr. Corkery’s employment agreement has no set term, and employment under it is at will.

Under the terms of the agreement, if Mr. Corkery’s employment is terminated either by Deltek without cause or by Mr. Corkery for good reason, then Mr. Corkery will be entitled to his then current base salary for six months thereafter, and Deltek will also continue his coverage (including any dependent coverage in place as of his termination date) under its medical benefit plan for 12 months at his cost at the active-employee premium rate. However, if Mr. Corkery’s employment is terminated on the date of or within 18 months following a change in control either by Deltek or its successors without cause or by Mr. Corkery for good reason, then Mr. Corkery will be entitled to his then current base salary as of the termination date for 18 months thereafter, 150% of his then current target annual bonus (based on his target annual bonus in effect in the period in which he is terminated), and coverage (including any dependent coverage in place as of his termination date) under Deltek’s medical benefit plan for 18 months at his cost at the active-employee premium rate.

Designation of Principal Financial Officer

On December 10, 2009, Mr. Corkery was designated as Deltek’s principal financial officer, effective as of the commencement of his employment. Kevin T. Parker, Deltek’s Chairman, President and Chief Executive Officer, will no longer serve as Deltek’s principal financial officer at such time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Employment letter between Deltek, Inc. and Michael Corkery

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009	DELTEK, INC.

	By:	/S/ DAVID R. SCHWIESOW
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Employment letter between Deltek, Inc. and Michael Corkery